Exhibit 5.1

Intelligent Group Limited	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/502140.00001

30 November 2023

Dear Sirs

Intelligent Group Limited (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act). The Registration Statement relates to the offering (the Offering) of:

(i)	up to 2,000,000 ordinary shares of a par value of US$0.00001 each of the Company (the Ordinary Shares) by the Company; and

(ii)	up to 300,000 ordinary shares additional to the Ordinary Shares (the Over-allotment Shares), within 45 days after the closing of the Offering to the underwriter to cover over-allotments (the Over-allotment Option).

The Ordinary Shares and the Over-allotment Shares are referred to herein collectively as the Offering Shares.

The Offering Shares and the Over-allotment Option are referred to herein collectively as the Securities.

In addition, there will be a resale (the Resale) by two existing shareholders of the Company as stated in the Registration Statement (the Selling Shareholders) of up to 1,122,750 Ordinary Shares which are presently issued and outstanding (the Resale Shares).

The Securities and the Resale Shares are being sold to the several underwriters named in, and pursuant to, an underwriting agreement to be entered by and among the Company and such underwriters (the Underwriting Agreement).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan* Lin Han** Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined copies, or drafts of the following documents (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 25 October 2022 (the Company Registry Records), including:

(i)	a copy of the certificate of incorporation of the Company dated 5 July 2018; and

(ii)	a copy of the memorandum and articles of association of the Company registered with the Registrar on 5 July 2018 (the Memorandum and Articles).

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 25 October 2022 (the Court Records).

(c)	the Company Registry Records and the Court Records each as updated by update searches on 18 May 2023, 22 May 2023, 7 September 2023, 19 October 2023 and 10 November 2023, and 17 November 2023 (the Public Records).

(d)	a certificate of incumbency dated 22 May 2023 (the Certificate of Incumbency) issued by the registered agent of the Company in respect of the Company;

(e)	the register of directors of the Company provided to us on 7 August 2023 (the ROD);

(f)	the register of members of the Company as provided to us on 7 August 2023 (the ROM, and together with the ROD, the Registers);

(g)	copies of the written resolutions of the sole director of the Company dated 26 October 2022, 22 May 2023, 30 June 2023 and 13 November 2023 approving the Company’s filing of the Registration Statement and issuance of the Securities (the Board Resolutions);

(h)	a draft copy of the Underwriting Agreement as exhibited to the Registration Statement;

(i)	a certificate dated 30 November 2023 as to certain matters of fact signed by a director of the Company (the Director’s Certificate); and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the director(s) of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the Resale, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	the Underwriting Agreement has been, or will be, authorised and duly executed in the form as exhibited in the Registration Statement and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised in the Board Resolutions;

(h)	upon execution, the Underwriting Agreement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of its governing law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

(i)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Security and none of the Securities have been offered or issued to residents of the British Virgin Islands;

(j)	the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due;

(k)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records;

(l)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Underwriting Agreement or the transactions contemplated by the Underwriting Agreement or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered Underwriting Agreement;

(m)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and

(n)	the Company is not a land owning company for the purposes of Section 242 of the BVI Business Companies Act, 2004 (the BCA) meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BCA on 5 July 2018 and is validly existing and in good standing under the laws of the British Virgin Islands.

Authorised Share capital

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 500,000,000 shares of a single class each with a par value of US$0.00001.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance of the Securities and the Resale of the Resale shares under the Registration Statement.

Valid Issuance of Ordinary Shares

(d)	The Ordinary Shares, when issued and sold in accordance with the Registration Statement and duly passed Board Resolutions and once consideration set forth in the Registration Statement is paid in full, will be duly authorized, validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them). Once the register of members has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

Valid Issuance of Over-allotment Shares

(e)	The Over-Allotment Shares, when issued and sold in accordance with the Registration Statement and duly passed Board Resolutions and once consideration set forth in the Registration Statement is paid in full, will be duly authorized, validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them). Once the register of members has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

Valid Issuance of the Resale Shares

(f)	The Resale Shares being proposed for resale by the Selling Shareholder have been validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them).

Taxation

(g)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Offering and the Resale.

(h)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, section 242 of the BCA provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

For the purposes of this opinion “in good standing” means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.3	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the Offering and the Resale of the Resale Shares while the Registration Statement is effective.

Yours faithfully

Ogier